UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2009

NETWORK CADENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52882	26-0578268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6560 South Greenwood Plaza Boulevard
Number 400 Englewood, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

(877) 711-6492
(Registrant’s telephone number, including area code)

Sage Interactive, Inc. 2340 South Columbine Street Denver, Colorado 80210
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS		1
EXPLANATORY NOTE		2
Item 2.01. Completion of Acquisition or Disposition of Assets		2
1.	BUSINESS	3
1A.	RISK FACTORS	10
2.	FINANCIAL INFORMATION	21
3.	PROPERTIES	24
4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
5.	DIRECTORS AND EXECUTIVE OFFICERS	25
6.	EXECUTIVE COMPENSATION	27
7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	29
8.	LEGAL PROCEEDINGS	29
9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS	29
10.	RECENT SALES OF UNREGISTERED SECURITIES	30
11.	DESCRIPTION OF SECURITIES	30
12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS	31
13.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	32
14.	FINANCIAL STATEMENTS AND EXHIBITS	32
Item 3.02. Unregistered Sales of Equity Securities		32
Item 5.01. Change in Control of Registrant		32
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers		32
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.		32
Item 9.01. Financial Statements and Exhibits		32
SIGNATURES		33
EXHIBIT INDEX		34

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K and other materials we will file with the Securities and Exchange Commission (“SEC”) contain, or will contain, disclosures which are forward-looking statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, such as, but not limited to, the discussion of economic conditions in market areas and their effect on revenue growth, the discussion of our growth strategy, the effectiveness of our management information systems, and the availability of financing and working capital to meet funding requirements, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan” or “continue.” These forward-looking statements are based on the current plans and expectations of our management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. These factors include, but are not limited to: economic conditions in the telecommunications industry; increased competition in the industry; our dependence on a certain customer; the availability of and costs associated with potential sources of financing; difficulties associated with managing future growth; our inability to manage our customer’s projects; the loss of key personnel; and our inability to attract and retain new qualified personnel.

These forward-looking statements speak only as of the date of this Current Report on Form 8-K. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should also read, among other things, the risks and uncertainties described in the section of this Current Report on Form 8-K entitled “Risk Factors.”

EXPLANATORY NOTE

On August 31, 2009, Sage Interactive, Inc. (the “Company”) consummated a share exchange with the sole member of Cadence II, LLC, a Colorado limited liability company (“Network Cadence”), pursuant to which we acquired all of the membership interests in Network Cadence in exchange for the issuance of shares of our common stock representing 92.0% of our issued and outstanding common stock (the “Share Exchange”). After the Share Exchange, our business operations consist of those of Network Cadence. Unless otherwise indicated or the context otherwise requires, the terms “the Company,” “we,” “us,” and “our” refer to Network Cadence as we changed our name to Network Cadence, Inc. after giving effect to the Share Exchange. This Current Report on Form 8-K contains summaries of the material terms of various agreements executed in connection with the Share Exchange described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Closing of the Share Exchange

On August 31, 2009, the Company consummated the Share Exchange. Pursuant to the Share Exchange, we acquired all of the membership interests in Network Cadence in exchange for the issuance of 10,580,000 shares of our common stock to the sole member of Network Cadence. Upon the closing of the transaction, Network Cadence became our wholly-owned subsidiary and Network Cadence’s sole member (a) became the owner of 92.0% of our outstanding common stock and (b) may designate all members of our board of directors.

Network Cadence is a provider of transformation solutions to the telecommunications industry. Telecommunications transformation or “Telco 2.0” refers to the evolution of the telecommunications industry from a focus on network assets to providing customer-focused services. In essence, telecommunications transformation enables a provider to further leverage the power of the network to provide value-added services to its customers.

We issued the shares of our common stock pursuant to the Share Exchange in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). In that respect, we note that: (a) the offer and sale was made to an accredited investor as defined in Rule 501 of the Securities Act, (b) we implemented necessary offering restrictions, (c) we provided our financial statements as filed with the Securities and Exchange Commission, (d) the issued securities contain the necessary restrictive legend, and (e) we provided the sole member of Network Cadence with the necessary notice about the restrictions on offer or sale of the securities.

Capital Structure and Ownership after Closing of the Share Exchange and the Financing

The Company’s authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. Before the closing of the Share Exchange, there were 920,000 shares of common stock and no shares of preferred stock outstanding. We issued 10,580,000 shares of common stock in the Share Exchange.

Immediately upon completion of the Share Exchange, the former member of Network Cadence owns 10,580,000 shares of our common stock, representing 92.0% of our issued and outstanding shares of common stock after the closing. The Company’s pre-Share Exchange stockholders own 920,000 shares of our common stock, representing 8.0% of our issued and convertible outstanding shares of common stock after the closing. The following table shows our share ownership immediately after giving effect to the Share Exchange:

Owner	Shares	% of Actual Outstanding
Pre-Share Exchange stockholders of the Company	920,000	8%
Former Network Cadence sole member	10,580,000	92%

Effective as of the closing of the Share Exchange, the following persons were appointed to hold the following positions with the Company:

Name	Position

John McCawley	President, Chief Executive Officer and Director

Mark Faris	Executive Vice President – Business Development, Chairman of the Board and Director

Jim Buckley (1)	Chief Financial Officer

Mike Cookson	Chief Operating Officer

Bill Perkins	Vice President – Service Delivery

Lynn Schlemeyer (2)	Vice President – Marketing and Investor Relations

(1)	Jim Buckley is employed on a consulting basis and does not devote his full time to Network Cadence.

(2)	Lynn Schlemeyer is employed on a consulting basis and devotes full time to Network Cadence

Effective as of the closing of the Share Exchange, Brian Frenkel resigned from all his positions as a director and an executive officer. There were no known disagreements with Mr. Frenkel on any matters relating to the Company’s operations, policies or practices.

1.          BUSINESS

Overview of Our Business

The Company is headquartered in Greenwood Village, Colorado and, through its wholly-owned subsidiary, Network Cadence, provides transformation solutions to the telecommunications industry. The Company creates and implements functional architectural designs that solve the problems related to the high costs of integration for communication service providers (“CSPs”). Through its Service Lifecycle Management methodology (“SLM”), the Company enables CSPs to dramatically improve performance in deploying new services while reducing their operation costs.

Our History

The Company was incorporated in the State of Nevada in July 2007 to provide web development services. Network Cadence was formed in Colorado in March 2006.

On August 31, 2009, we closed the Share Exchange pursuant to which we acquired all of the membership interest in Network Cadence in exchange for the issuance of 10,580,000 shares of our common stock to the sole member of Network Cadence. Upon the closing of the transaction, Network Cadence became our wholly-owned subsidiary. As a result of the Share Exchange, Sage’s business will be discontinued.

Industry Overview

The global telecommunications industry is a multi-trillion dollar per year industry. CSPs are a subset of the telecommunications industry that interact directly with end-users and wholesale customers to provide communication services such as voice, data, and wireless. CSPs include AT&T, Verizon, Sprint, T-Mobile, Qwest, and British Telecom. As deregulation occurred in the telecommunications industry over the past 20 years, the growth of CSPs accelerated at an unprecedented level as they were able to offer a multitude of new and innovative services.

Historically, CSPs have managed to satisfy growing demand for their services by continuing to add hardware to their communications networks. Rather than upgrading their core software systems, CSPs have added more servers, switches and routers. While capacity and capability of the CSP commercial network broadly expanded, the two supporting software components, the Operational Support System and Business Support System (“OSS/BSS”) remained relatively unchanged. OSS are a set programs that help CSPs monitor, control, analyze and manage a telephone or computer network. BSS are systems which help CSPs run their business operations when dealing with customers with respect to, taking orders, processing bills, and collecting payments. CSPs, while wanting to add new services, realized they had to overcome significant hurdles such as the dated designs of their legacy OSS/BSS and the exorbitant cost of deploying new technology in order to capture new revenue opportunities. High deployment costs, coupled with an inability to leverage existing hardware resources, has been identified within the industry as “the Integration Tax.”

The CSP’s inability to effectively manage the Integration Tax issue has created an opportunity for new entrants into the communications services industry: IP-based service providers. IP-based, or Internet Protocol based, refers to the use of the Internet infrastructure to power communications services. Companies such as Skype and Google launched creative and new telecommunication services using the Internet as the foundational component of their communications networks. While IP-based CSPs are a threat to the traditional providers, traditional CSPs have a significant advantage that the Internet companies desire: a large installed base of customers with an established billing relationship. According to the Yankee Group, an independent technology research and consulting firm, CSPs are strategically positioned to play an essential and value-added role in the digital commerce value chain beyond a “dumb pipe”.

Going forward, traditional CSPs choosing to leverage the power of the Internet, coupled with a wholesale marketing model, can enhance their revenue realization with the addition of next generation services to their current product set. This evolution will enable CSPS to effectively compete and prevail over new entrants offering next generation services across a myriad of alternative entry points to gain access to content. The successful and competitive CSPs will be those who can bundle any service desired by any market segment, effectively creating new revenue streams and ‘stickiness’ for their end-user customers and leveraging re-sale opportunities from their wholesale customers.

Telecommunications Transformation, or Telco 2.0, is accepted terminology that refers to this overall paradigm shift which reduces the Integration Tax, enabling CSPs to innovate and provide value-added services to their customers. This can only be accomplished through the deployment of a well-conceived Service Delivery Platform (“SDP”) layer that enables linkage of disparate network components and Internet based applications (from any source) with legacy back-office systems unique to each CSP. SDPs are a set of components which interface with legacy OSS/BSS systems to create a new entry point for adding, managing, and innovating new services. When a CSP desires to develop a new communication service, they can work directly with the Service Delivery Platform rather than inefficiently interfacing directly with the OSS/BSS. This ultimately creates a way to deliver new services more quickly and at lower cost. The SDP development and integration services market grew 53% in 2007, according to Infonetics Research, an international market research and consulting firm, specializing in data networking and telecommunications, and the market for service delivery platforms is expected to top $3.5 billion in 2011. Infonetics Research says that North America accounts for approximately 18% of this market and will grow to approximately 25% by 2010, with Telco 2.0 initiatives from companies such as AT&T and Verizon.

Market Environment

Customer Transition – From Smartphones to SaaS

Since their introduction, smartphones (i.e. Blackberry, iPhone) have provided consumers with a growing number of new and innovative applications. Smartphones are continually becoming more feature-rich at price points that provide greater value to customers. Development and availability of unique applications and services have increased rapidly, and consumers are using these new applications and services at a very high rate. Supporting this trend is the recent proclamation from Gene Munster, senior analyst at Piper Jaffray, an investment banking and consulting firm, who recently stated that sales of Apple’s 3G iPhones have exceeded 2009 sales expectations. This “customer driven” bundling has created demand for the development of new uses and applications. In most cases, these “customer desired” applications are neither developed nor hosted by the underlying service provider but are made available through the smartphone platform and integrated into the service providers’ back-office systems. Every addition of an application to a smartphone results in an incremental increase in revenue for the wireless service provider.

Business customers are also embracing changes in how they source business applications. As an example, among Small to Medium Business (SMB) customers (fewer than 250 employees) the delivery mechanism for business application software is transitioning from an in-house, hard installation, licensed-based model to an on-demand, pay-as-you-go model of “Software as a Service” (SaaS). Rather than self-hosting an application, SaaS services such as Salesforce.com allow customers to interact with the software via the Internet. The current economic downturn has only hastened this shift, forcing cost containment in software purchases and IT staffing. As a result, small businesses around the world are changing the way they think about their IT needs. In a recent study by AMI-Partners, Chad Thompson, Vice President of Marketing, observed the following, “What we are seeing in the SMB space right now is anything but ‘business as usual’. “ According to Thompson, “Solutions like SaaS and managed services offer flexible payment options and usage-based models that are very attractive to SMBs right now, as they struggle to overcome the credit crunch and very tight IT budgets.” In addition, large companies are also embracing similar change. Among large enterprises (5000+ employees), only 4% are not planning on deploying SaaS according to a recent study performed in August 2009 by Saugatuck Technology, a research-based marketing strategy consultant, specializing in information technology.

Worldwide IT budgets are expected to decrease by 3% in 2009, according to Compliance Research Group, a firm dedicated to helping vendors and users understand IT compliance regulations. Yet despite that fact, SaaS use has almost doubled in recent years, rising from 32% of implementations in 2007 to 64% in 2008, according to a recent study from THINKstrategies, a strategic consulting firm dedicated to helping IT decision makers and technology service providers. The preferred delivery platform of this new approach in delivering services and applications is “cloud-based computing”, a style of computing in which dynamically scalable and often-virtualized resources are provided as a service over the Internet. Users need not have knowledge of, expertise in, or control over the technology infrastructure in the “cloud” that supports them. Furthermore, the cloud enables an “on-demand” mentality for services and a projected reduction in cost.

The Problem for CSPs

All CSPs are facing the daunting challenge of needing to rapidly transform their businesses from a non-converged model, i.e., plain old telephone services (“pots”) delivered over traditional hardwire to a converged network combining access medium (i.e.; wired, wireless, CATV, IP) with the ability to enable content delivery and hosted applications. A converged network can offer a boundless number of applications made available via the Internet cloud, thus meeting customer demands, increasing revenue capture, and increasing competition in the communications sector.

Unfortunately, in most cases, CSP legacy support systems were designed in an era when non-converged network service providers (e.g., telephone companies, cellular/PCS companies, and cable TV companies) offered a single product category and could dictate to customers the packaging options. These back office systems have now proven inadequate in the current environment where customers determine what services they wish to buy, how they will be bundled, and how they will be billed. As a result, CSPs now find their back office OSS/BSS infrastructure incapable of making this transition in a timely and cost effective manner. Further complicating matters is the structural division of responsibilities between “network” and “IT” resources that exists within most companies. This structure inhibits CSPs from adequately addressing and understanding the problem from an end-to-end holistic viewpoint.

For long-term sustainability, CSPs must quickly and effectively, leverage their vast connections into homes and businesses by adding other forms of value oriented services and make them readily available to their established customer base. CSPs who do not place a high priority on addressing the need to convert their access capability, i.e., “dumb pipes”, to converged networks that enable customer demanded, revenue producing components such as SaaS are increasingly vulnerable to losing relevance and their customer base.

Our Business Strategy

The Network Cadence business model seeks to provide solutions to traditional CSPs, enabling them to innovate and provide value-added services to their customers. We accomplish our business model by utilizing the core competencies of our team to initially drive high margin consulting projects with major CSPs focused on developing a service management layer. We use a combination of “on the job” experience coupled with ongoing research and development to create a broad-based solution that is commercially viable to new and existing CSPs and is based upon validated industry standards.

Network Cadence has extensive experience helping CPSs address solutions that support their retail and wholesale business models. This experience has resulted in the following competitive advantages:

•	Our solutions are configurable, flexible, reusable, and have been designed to meet increasingly complex and unique CSP client requirements.

•

We have established a unique end-to-end methodology to consolidate all critical network elements, systems components, and operational processes into an optimal design, resulting in dramatic improvements in time-to-market systems deployment and long-term operating cost reduction.

•

While most of our competitors are singularly focused and specialize in either back-office operations management solutions or front-end business and web solutions, Network Cadence has a depth of experience in both of these areas, allowing us to provide additional value as CSPs attempt to marry the two worlds of BSS and network OSS.

From architecture design to solution, or technology selection to delivery and implementation, Network Cadence has provided solutions in all areas of operational support systems (service creation, order fulfillment, inventory, activation and provisioning, assurance, billing). Network Cadence is a significant contributor to communication industry standards bodies such as TM Forum’s SID and SDF, OASIS for Telecom, ATIS Services Oriented Network, Open Mobile Alliance and Institute of Electrical and Electronics Engineers, Inc.

Service Management Layer

As a result of our broad and unique experience in the telecommunications sector, with significant focus on operational support systems, Network Cadence has identified the compelling need for a creative solution in the service management layer via the SDP. The service management layer resides between the traditional OSS/BSS and the commercial network of all CSPs and is designed to address all phases of a service lifecycle. Our approach in the service management layer consists of the following:

•

Service Catalog / Inventory– Maintains the repository of the service specification definition and instances of the service. The catalog is the central hub of service management that maintains the data model, processes, and rules for the service in its various lifecycle stages.

•

Service Fulfillment – This function is commonly referred to as service provisioning or service activation. It provides the CSP with the ability to allocate capabilities and/or resources, either physical or logical, for the service with as much automation (“zero-touch”) as possible. This function significantly reduces the classic “swivel chair” conundrum created by multiple systems input existing in most CSPs today.

•

Service Assurance – Network resources are monitored for faults or impairments, but determining the impact to services that customers leverage is challenging. The Network Cadence approach creates a definition of not only the primary quality indicators of a service, but also the process definition of how to repair the service as well as the model of the service to determine the relationships and impacts with other services.

•

Service Charging – New converged services that cross technological and organizational boundaries create complexity in charging and billing. Traditional back-office systems designs do not offer the unique charging options desired by customers. Network Cadence has employed an IMS architectural orientation to support real-time charging of composite services. This creative approach offers a CSP greater flexibility in pricing their offerings to customers and provides for revenue assurance capabilities to confirm proper billing based upon accurate usage.

•

Service Delivery–A unified SDP is an enabler for a CSP to offer converged services in a much more flexible and adaptable environment than what has traditionally been available. SDPs enable rapid, lower cost service creation for product developers seeking to experiment with offerings, accomplished with minimal required involvement from IT and network operations personnel.

The Network Cadence Service Life Management Methodology (“SLM”)

The Network Cadence SLM methodology combines our extensive industry experience with the components above, focused on the CSP service management layer to deliver value through operational efficiencies and enablement of new market opportunities in a cost effective manner. This approach incorporates the use of industry and CSP created best practices, concepts, and technology standards.

Network Cadence has adapted IT industry defined agile software principles in the use of our SLM methodology. Effective use of agile software principals closely links Network Cadence solution experts with key CSP stakeholders resulting in properly defined requirements, accurate and on time delivery, and the ability to accommodate in-flight changes over the life of the project.

Network Cadence has validated this unique transformational approach with many Tier 1 CSPs and leading communication industry standards bodies.

Market Strategy

The Network Cadence marketing strategy leverages our core competencies and leadership in the area of service lifecycle management. Our customer base and target market are in the international cable and telecommunications sectors and range from “Greenfield” builds to traditional CSPs requiring enhancements to legacy systems and processes. Our projects vary from conducting cross-functional architectural oversight projects to addressing specific implementation needs within CSP network and IT organizations.

Target CSP customers include traditional telecom providers, cable operators, wireless service providers and satellite companies. Our initial focus has been in the domestic market, but we have recently expanded our scope to include the international market as realization of the need for transformational change through deployment of service layer solutions is recognized by CSPs around the world.

Network Cadence is also targeting network element vendors, software and application providers, and system integrators who recognize the power of our SLM methodology. This growing awareness peaks the interest of potential business partners as they seek to drive new revenue streams for their CSP customers and themselves.

Network Cadence is currently conducting a preliminary research and development program focused on creating a comprehensive service layer delivery platform based upon the SLM methodology, as validated by the various industry forums previously discussed. Our initial design places this innovative solution upon a cloud-based computing platform and allows for interoperability of disparate OSS/BSS functional systems and CSP networks.

Competition

The competitive landscape includes firms that are attempting to address CSP transformational needs in the telecommunications industry. These can be segmented into three areas:

•	Large-scale Systems Integrators (e.g. – Accenture and IBM)

•	Full Suite Solution Providers (e.g. – Oracle, SAP, Microsoft, and IBM)

•	CSP Transformation Agents who seek to redefine how CSPs deliver services (e.g. – JamCracker and Amdocs)

Large-scale Systems Integrators are engaged based upon their broad knowledge in solving well-defined CSP problems. Their approach provides a “remedy to a status-quo environment” versus implementation of transformational change. These large competitors are focused on multi-year, expensive projects that may not solve the problem that SLM addresses.

Full Suite Solution Providers offer a suite of products, that when fully implemented, provide an integrated approach in solving the CSP’s transformation needs. Their approach, however, comes at a great expense to CSPs. It very time consuming to implement, very costly, provides a “one-size-fits-all” solution, and is integrated only within the bounds of their suite. Their solution does not integrate with a CSP’s unique legacy OSS/BSS environment. Cost of implementing a full suite of products results in a much lower ROI for the CSP than a more flexible and less expensive SLM solution.

CSP Transformation Agents are emerging as CSP’s embrace the value of and need for a service delivery layer platform. These competitors are small and are narrowly focused on specific areas of SLM. For example, they may address order management but have not fully addressed how this solution integrates with other areas of the overall service lifecycle.

Based on these definitions, Network Cadence is considered a CSP Transformation Agent. It is our belief that the SLM methodology provides a superior end-to-end solution that is:

•	Significantly more robust than that of other CSP Transformation Agents

•	Less expensive and more cost effective

•	More nimble, flexible, and more suitable to the dynamically evolving needs of all CSPs

Significant Customers

SkyTerra Communications (“SkyTerra”) is our largest customer, accounting for 96% of our revenues in 2007 and 100% of our 2008 revenues. SkyTerra delivers mobile wireless voice and data services primarily for public safety, security, fleet management and asset tracking in the United States and Canada. SkyTerra’s next-generation hybrid satellite-terrestrial communications network is expected to provide seamless, transparent and ubiquitous wireless coverage of the United States and Canada to conventional form-factor handsets. Since 2007, Network Cadence has led the design, architecture and development of the SkyTerra Integrated Services Delivery Framework (ISDF), an overall system solution based on our SLM methodology.

Employees

As of August 31, 2009, Network Cadence had approximately 30 employees, all of which are full time employees. In addition to our full time employees, we have approximately 12 outsourced developers. We expect to add additional personnel over the course of 2009 to meet our current customer orders.

None of our employees are covered by a collective bargaining agreement. Each of our managerial, sales and administrative employees has entered into a standard form of employment agreement which, among other things, contains covenants not to compete for 24 months following termination of employment and to maintain the confidentiality of certain proprietary information. We believe that our employee relations are good.

Available Information

We are a reporting registrant under the Exchange Act. Our website address is http://www.networkcadence.com. The information included on our website is not included as a part of, or incorporated by reference into, this Current Report on Form 8-K. We will make available through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we have filed or furnished such material to the SEC.

You may read and copy any materials we file with the SEC at the SEC’s Public Reference room at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov.

1A. RISK FACTORS

Risks Related to Our Business

The products and services we sell are based on an emerging technology and therefore the potential market for our products remains uncertain.

The telecommunication transformation products and services we develop and sell are based on an emerging technology platform and our success depends on organizations and customers perceiving technological and operational benefits and cost savings associated with adopting our solutions. Our relatively limited operating history and the relatively limited extent to which our solutions have been currently adopted may make it difficult to evaluate our business because the potential market for our products remains uncertain.

Failure to properly manage projects may result in unanticipated costs or claims.

Our engagements may involve large scale, highly complex projects. The quality of our performance on such projects depends in large part upon our ability to manage the relationship with our customers, and to effectively manage the project and deploy appropriate resources, including third-party contractors and our own personnel, in a timely manner. Any defects or errors or failure to meet customers’ expectations could result in claims for substantial damages against us. Our contracts generally limit our liability for damages that arise from negligent acts, errors, mistakes or omissions in rendering services to our customers. However, we cannot be sure that these contractual provisions will protect us from liability for damages in the event we are sued. In addition, in certain instances, we guarantee customers that we will complete a project by a scheduled date or that the network will achieve certain performance standards. If the project or network experiences a performance problem, we may not be able to recover the additional costs we would incur, which could exceed revenues realized from a project.

Our clients’ complex regulatory requirements may increase our costs, which could negatively impact our profits.

Many of our clients, particularly those in the telecommunication services, are subject to complex and constantly changing regulatory requirements. On occasion, these regulatory requirements change unpredictably. These regulations may increase our potential liabilities if our services are found to contribute to a failure by our clients to comply with the requirements applicable to them and may increase compliance costs as regulatory requirements increase or change. These increased costs could negatively impact our profits.

In our course of business, we expose ourselves to possible litigation associated with performing services on our customers’ properties.

We perform services on our customers’ properties and doing so can result in claims of property damage, breach of contract, harassment, theft, and other such claims. These claims may become time consuming and expensive, which would adversely affect our financial condition and the reputation of our business.

We are highly dependent upon technology, and our inability to keep pace with technological advances in our industry, or our failure or inability to protect and maintain our existing systems, could have a material adverse effect on our business, financial condition and results of operations.

Our success depends in part on our ability to develop IT solutions that keep pace with continuing changes in the IT industry, evolving industry standards and changing client preferences. There can be no assurance that we will be successful in adequately addressing these developments on a timely basis or that, if these developments are addressed, we will be successful in the marketplace. We need to continually make significant investments, with ever increasing regularity, in sophisticated and specialized communications and computer technology to meet our clients’ needs. We anticipate that it will be necessary to continue to invest in and develop new and enhanced technology in shorter intervals and on a timely basis to maintain our competitiveness. Significant capital expenditures may be required to keep our technology up-to-date. There can be no assurance that any of our information systems will be adequate to meet our future needs or that we will be able to incorporate new technology to enhance and develop our existing services. Moreover, investments in technology, including future investments in upgrades and enhancements to software, may not necessarily maintain our competitiveness. Our future success will also depend in part on our ability to anticipate and develop information technology solutions that keep pace with evolving industry standards and changing client demands. Our inability to effectively keep pace with continuing changes in the IT industry could have a material adverse effect on our business, financial condition and results of operations. Moreover, experienced computer programmers and hackers may be able to penetrate our network security, or that of our customers, and misappropriate confidential information, create system disruptions or cause shutdowns. If this were to occur, we could incur significant expenses in addressing problems created by security breaches of our network. Moreover, we could lose existing or potential customers for information technology outsourcing services or other information technology solutions, or incur significant expenses in connection with our customers’ system failures. In addition, sophisticated hardware and operating system software and applications that we produce or procure from third parties may contain defects in design and manufacture, including “bugs” and other problems that can unexpectedly interfere with the operation of our systems. The costs to eliminate or alleviate security problems, viruses, worms and bugs could be significant, and the efforts to address these problems could result in interruptions, delays or cessation of service.

Our business depends on the growth and maintenance of wireless communications infrastructure.

Our success will depend on the continued growth and maintenance of wireless communications infrastructure in the United States and around the world. This includes deployment and maintenance of reliable next-generation digital networks with the necessary speed, data capacity and security for providing reliable wireless communications services. Wireless communications infrastructure may be unable to support the demands placed on it if the number of customers continues to increase, or if existing or future customers increase their bandwidth requirements. In addition, viruses, worms and similar break-ins and disruptions from illicit code or unauthorized tampering may harm the performance of wireless communications. If a well-publicized breach of security were to occur, general mobile phone usage could decline, which could reduce the demand for and use of our applications. Wireless communications experience a variety of outages and other delays as a result of infrastructure and equipment failures, and could face outages and delays in the future. These outages and delays could reduce the level of wireless communications usage as well as our ability to distribute our applications successfully.

The industry in which we operate has relatively low barriers to entry and increased competition could result in margin erosion, which would make profitability even more difficult to sustain.

Other than the technical skills required in our business, the barriers to entry in our business are relatively low. We do not have any intellectual property rights to protect our business methods and business start-up costs do not pose a significant barrier to entry. The success of our business is dependent on our employees, customer relations and the successful performance of our services. If we face increased competition as a result of new entrants in our markets, we could experience reduced operating margins and loss of market share and brand recognition.

We operate in a competitive industry with several established and more horizontally integrated companies. It may be difficult to sustain our market share in the event of a decline in market conditions.

Our industry is competitive and rapidly changing. Future competitors may include international engineering companies and large domestic engineering companies. These competitors may have a material advantage in their financial, technical and marketing resources. We may be unable to successfully compete against future competitors, which would adversely affect our business and operations.

Risks Relating To Our Company

We may not be able to manage our expansion of operations effectively and if we are unable to do so, our profits may decrease.

We are in the process of significantly expanding our business in order to meet the increasing demand for our products and services, as well as to capture new market opportunities. As we continue to grow, we must continue to improve our operational and financial systems, procedures and controls, and expand, train and manage our growing employee base. In order to fund our on-going operations and our future growth, we need to have sufficient internal sources of liquidity or access to additional financing from external sources. Furthermore, our management will be required to maintain and strengthen our relationships with our customers, suppliers and other third parties. As a result, our continued expansion has placed, and will continue to place, significant strains on our management personnel, systems and resources. We will also need to further strengthen our internal control and compliance functions to ensure that we will be able to comply with our legal and contractual obligations and minimize our operational and compliance risks. Our current and planned operations, personnel, systems, internal procedures and controls may not be adequate to support our future growth. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, execute our business strategies or respond to competitive pressures. As a result, our results from operations may decline.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

Our limited operating history and the unpredictability of our industry make it difficult for investors to evaluate our business and future operating results. An investor in our securities must consider the risks, uncertainties and difficulties frequently encountered by companies in new and rapidly evolving markets. The risks and difficulties we face include challenges in accurate financial planning as a result of limited historical data and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to companies with longer operating histories.

Our operating results may fluctuate significantly, which makes our future results difficult to predict and may result in our operating results falling below expectations or our guidance, which could cause the price of our common stock to decline.

Our operating results may fluctuate due to a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. You should not rely on our past results as an indication of our future performance. If our revenue or operating results fall below the expectations of investors or securities analysts or below any guidance we may provide to the market, the price of our common stock would likely decline substantially.

In addition, factors that may affect our operating results include, among others:

•	fluctuations in demand, adoption, sales cycles and pricing levels for our products and services;

•	changes in customers’ budgets for information technology purchases and in the timing of their purchasing decisions;

•	the timing of recognizing revenue in any given quarter as a result of software revenue recognition policies;

•	the sale of our products in the timeframes we anticipate, including the number and size of orders in each quarter;

•	our ability to develop, introduce and deliver in a timely manner new products and product enhancements that meet customer demand, certification requirements and technical requirements;

•	the timing of the announcement or release of products or upgrades by us or by our competitors;

•	our ability to implement scalable internal systems for reporting, order processing, license fulfillment, product delivery, purchasing, billing and general accounting, among other functions;

•	our ability to control costs, including our operating expenses; and

•	general economic conditions in our domestic and international markets.

We derive a significant portion of our revenues from a single customer, the loss of which would significantly reduce our revenues.

We have derived, and believe that we will continue to derive, a significant portion of our revenues from a single customer. To the extent that this customer uses less of our services or terminates its relationship with us, our revenues could decline significantly and seriously harm our business. For the fiscal years ended December 31, 2008 and 2007, this one customer accounted for 100% and 96% of our revenues, respectively.

If our clients terminate significant contracted projects or choose not to retain us for additional projects, or if we are restricted from providing services to our clients’ competitors, our revenues and profitability may be negatively affected.

Our clients typically retain us on a non-exclusive basis. Many of our client contracts, including those that are on a fixed price, fixed timeframe basis, can be terminated by the client with or without cause upon 90 days’ notice or less and generally without termination-related penalties. Additionally, our contracts with clients are typically limited to discrete projects without any commitment to a specific volume of business or future work and may involve multiple stages. In addition, the increased breadth of our service offerings may result in larger and more complex projects for our clients that require us to devote resources to more thoroughly understand their operations. Despite these efforts, our clients may choose not to retain us for additional stages or may cancel or delay planned or existing engagements due to any number of factors, including:

•	financial difficulties of the clients;

•	a change in strategic priorities;

•	a demand for price reductions; and

•	a decision by our clients to utilize their in-house IT capacity or work with our competitors.

These potential terminations, cancellations or delays in planned or existing engagements could make it difficult for us to use our personnel efficiently. In addition, some of our client contracts may restrict us from engaging in business with certain competitors of our clients during the term of the agreements and for a limited period following termination of these agreements. Any of the foregoing factors could negatively impact our revenues and profitability. Other than under existing contractual obligations, none of our customers is obligated to purchase additional services from us. As a result, the volume of work that we perform for a specific customer is likely to vary from period to period, and a significant customer in one period may not use our services in a subsequent period.

We may engage in acquisitions, strategic investments, partnerships, alliances or other ventures that are not successful, or fail to integrate acquired businesses into our operations, which may adversely affect our competitive position and growth prospects.

We may acquire or make strategic investments in complementary businesses, technologies, services or products, or enter into strategic partnerships or alliances with third parties in the future in order to expand our business. We may be unable to identify suitable acquisition, strategic investment or strategic partnership candidates, or if we do identify suitable candidates, we may not complete those transactions on terms commercially favorable to us or at all, which may adversely affect our competitive position and our growth prospects.

          If we acquire another business, we may face difficulties, including:

•	integrating that business’ personnel, products, technologies or services into our operations;

•	retaining the key personnel of the acquired business;

•	failing to adequately identify or assess liabilities of that business;

•	failure of that business to fulfill its contractual obligations;

•	failure of that business to achieve the forecasts we used to determine the purchase price; and

•	diverting our management’s attention from normal daily operations of our business.

These difficulties could disrupt our ongoing business and increase our expenses. As of the date of this Report on Form 8-K, we have no agreements to enter into any material acquisition, investment, partnership, alliance or other joint venture transaction.

We are subject to the reporting requirements of the federal securities laws, which impose additional burdens on us.

We are a public reporting company and accordingly subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002. As a public company, these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. Some members of our management team have limited or no experience operating a company whose securities are traded or listed on an exchange, and with SEC rules and requirements, including SEC reporting practices and requirements that are applicable to a publicly-traded company. We may need to recruit, hire, train and retain additional financial reporting, internal controls and other personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, when applicable, we may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which could harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide financial reports or prevent fraud, our business reputation and operating results could be harmed. Internal control weaknesses could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Assertions by a third party that we infringe its intellectual property could result in costly and time-consuming litigation, expensive licenses or the inability to operate as planned.

The software and technology industries are characterized by the existence of a large number of patents, copyrights, trademarks and trade secrets and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims against us may grow. Our technologies may not be able to withstand third-party claims or rights restricting their use. Companies, organizations or individuals, including our competitors, may hold or obtain patents or other proprietary rights that would prevent, limit or interfere with our ability to provide our services or develop new services and features, which could make it more difficult for us to operate our business.

If we are determined to have infringed upon a third party’s intellectual property rights, we may be required to pay substantial damages, stop using technology found to be in violation of a third party’s rights or seek to obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, or at all, and may significantly increase our operating expenses or may require us to restrict our business activities in one or more respects. We may also be required to develop alternative non-infringing technology that could require significant effort and expense or may not be feasible. In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology, our business and results of operations could be harmed.

There is a reduced probability of a change of control or acquisition of us due to the possible issuance of additional preferred stock. This reduced probability could deprive our investors of the opportunity to otherwise sell our stock in an acquisition of us by others.

Our Articles of Incorporation authorize our Board of Directors to issue up to 5,000,000 shares of preferred stock, of which no shares have been issued. Our preferred stock is issuable in one or more series and our Board of Directors has the power to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or designation of such series, without further vote or action by stockholders. As a result of the existence of this “blank check” preferred stock, potential acquirers of our company may find it more difficult to, or be discouraged from, attempting to effect an acquisition transaction with, or a change of control of, our company, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

The success of our business depends on the continuing contributions of our senior management and other key personnel who may terminate their employment with us at any time causing us to lose experience personnel and to expend resources in securing replacements.

We depend substantially on the current and continued services and performance of our senior management and other key personnel. Loss of the services of any of such individuals would adversely impact our operations. In addition, we believe that our technical personnel represent a significant asst and provide us with a competitive advantage over many of our competitors and that our future success will depend upon our ability to hire and retain these key employees and our ability to attract and retain other skilled financial, engineering, technical, and managerial personnel. None of our key personnel, including our Chief Executive Officer, is party to any employment agreements with us and management and other employees m ay voluntarily terminate their employment at any time.

If we fail to attract and retain highly skilled IT professionals, we may not have the necessary resources to properly staff projects.

Our success depends largely on the contributions of our employees and our ability to attract and retain qualified personnel, including technology, consulting, engineering, marketing and management professionals. Competition for qualified personnel in the IT services industry can be intense and, accordingly, we may not be able to retain or hire all of the personnel necessary to meet our ongoing and future business needs. If we are unable to attract and retain the highly skilled IT professionals we need, we may have to forego projects for lack of resources or be unable to staff projects optimally. In addition, the competition for highly skilled employees may require us to increase salaries of highly skilled employees, and we may be unable to pass on these increased costs to our clients, which would reduce our profitability.

Our inability to attract and retain qualified sales and customer service management personnel could have an adverse effect on our ability to meet our organic growth targets.

Our business involves the delivery of complex services over a distributed IT environment. It takes time to train new sales people in our business and for them to build a pipeline of opportunities. Inasmuch as we strive to grow existing accounts by expanding our services to new locations or adding new services to our solution, we rely heavily on our client service managers to grow our revenue. In the past year we have been adding customer service management personnel. Our inability to find the right personnel and train them quickly may have an adverse effect on our ability to appropriately manage our customers and meet our organic growth targets.

Our directors and executive officers will continue to exert significant control over our future direction, which could reduce the sale value of our company.

One of our directors owns 92% of our outstanding common stock. Accordingly, this stockholder can control all matters requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership, which could result in a continued concentration of representation on our Board of Directors, may delay, prevent or deter a change in control and could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our assets.

Our loan covenant requires that we maintain a minimum cash balance of $750,000.

The promissory note dated May 26, 2009 requires that we maintain no less than $750,000 in cash or cash equivalents beginning January 1, 2010 and until the promissory note is paid in full. Failure to maintain this cash requirement can accelerate full payment of the promissory note, to which we may be unable to pay. This restriction on our available cash and cash equivalents limits our financial flexibility. We may be unable to implement internal growth and operating strategies due to this limitation.

Our inability to obtain capital, use internally generated cash, or use shares of our capital stock or debt to finance future expansion efforts could impair the growth and expansion of our business.

Reliance on internally generated cash or debt to finance our operations or complete business expansion efforts could substantially limit our operational and financial flexibility. The extent to which we will be able or willing to use shares of capital stock to consummate expansions will depend on the market value of our capital stock from time to time and the willingness of potential investors, sellers or business partners to accept it as full or partial payment. Using shares of capital stock for this purpose also may result in significant dilution to our then existing stockholders. To the extent that we are unable to use capital stock to make future expansions, our ability to grow through expansions may be limited by the extent to which we are able to raise capital for this purpose through debt or equity financings. Raising external capital in the form of debt could require periodic interest payments that could hinder our financial flexibility in the future. No assurance can be given that we will be able to obtain the necessary capital to finance a successful expansion program or our other cash needs. If we are unable to obtain additional capital on acceptable terms, we may be required to reduce the scope of any expansion. In addition to requiring funding for expansions, we may need additional funds to implement our internal growth and operating strategies or to finance other aspects of our operations. Our failure to (a) obtain additional capital on acceptable terms, (b) use internally generated cash or debt to complete expansions because it significantly limits our operational or financial flexibility, or (c) use shares of capital stock to make future expansions may hinder our ability to actively pursue any expansion program we may decide to implement. In addition, if we are unable to obtain necessary capital going forward, our ability to continue as a going concern would be negatively impacted.

The current severe worldwide economic slowdown may negatively affect our sales, which would materially adversely affect our profitability and revenue growth.

Our revenue and profitability depend significantly on general economic conditions and the demand for IT services in the markets in which we compete. Economic weakness and constrained IT spending has, and may result in the future, limited revenue and profitability growth. Uncertainty about future economic conditions makes it difficult for us to forecast operating results and to make decisions about future investments. Delays or reductions in IT spending could have a material adverse effect on demand for our services, and consequently our results of operations, prospects and stock price.

Capital markets are currently experiencing a period of dislocation and instability, which has had and could continue to have a negative impact on the availability and cost of capital.

The general disruption in the U.S. capital markets has impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole. These conditions could persist for a prolonged period of time or worsen in the future. Our ability to access the capital markets (or any other source of funds) may be restricted at a time when we would like, or need, to access those markets, which could have an impact on our flexibility to react to changing economic and business conditions. The resulting lack of available credit, lack of confidence in the financial sector, increased volatility in the financial markets and reduced business activity could materially and adversely affect our business, financial condition, results of operations and our ability to obtain and manage our liquidity. In addition, the cost of debt financing and the proceeds of equity financing may be materially adversely impacted by these market conditions. As a result of the difficulties in the capital market, the Company is reconsidering its mergers and acquisition strategy.

Risks Relating To Our Common Stock

There is not an active trading market for our common stock, and if a market for our common stock does not develop, our investors may be unable to sell their shares.

We intend to be quoted on the OTC Bulletin Board trading system. The OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. The OTC Bulletin Board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks. There is a greater chance of market volatility for securities that trade on the OTC Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors including:

•	The lack of readily available price quotations;

•	The absence of consistent administrative supervision of “bid” and “ask” quotations;

•	Lower trading volume;

•	Market conditions;

•	Technological innovations or new products and services by us or our competitors;

•	Regulatory, legislative or other developments affecting us or our industry generally;

•	Limited availability of freely-tradable “unrestricted” shares of our common stock to satisfy purchase orders and demand;

•	Our ability to execute our business plan;

•	Operating results that fall below expectations;

•	Industry developments;

•	Economic and other external factors; and

•	Period-to-period fluctuations in our financial results.

In addition, the value of our common stock could be affected by:

•	Actual or anticipated variations in our operating results;

•	Changes in the market valuations of other companies operating in our industry;

•	Announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Adoption of new accounting standards affecting our industry;

•	Additions or departures of key personnel;

•	Introduction of new services or technology by our competitors or us;

•	Sales of our common stock or other securities in the open market or private transactions;

•	Changes in financial estimates by securities analysts;

•	Conditions or trends in the market in which we operate;

•	Changes in earnings estimates and recommendations by financial analysts;

•	Our failure to meet financial analysts’ performance expectations; and

•	Other events or factors, many of which are beyond our control.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also significantly affect the market price of our common stock.

In a volatile market, you may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market. In these situations, you may be required either to sell our securities at a market price which is lower than your purchase price, or to hold our securities for a longer period of time than you planned. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

Because our common stock may be classified as “penny stock,” trading may be limited, and the share price could decline.

Because our common stock may fall under the definition of “penny stock,” trading in the common stock, if any, may be limited because broker-dealers would be required to provide their customers with disclosure documents prior to allowing them to participate in transactions involving the common stock. These disclosure requirements are burdensome to broker-dealers and may discourage them from allowing their customers to participate in transactions involving the common stock.

“Penny stocks” are equity securities with a market price below $5.00 per share other than a security that is registered on a national exchange, included for quotation on the NASDAQ system or whose issuer has net tangible assets of more than $2,000,000 and has been in continuous operation for greater than three years. Issuers who have been in operation for less than three years must have net tangible assets of at least $5,000,000.

Rules promulgated by the Securities and Exchange Commission under Section 15(g) of the Exchange Act require broker-dealers engaging in transactions in penny stocks, to first provide to their customers a series of disclosures and documents including:

•	A standardized risk disclosure document identifying the risks inherent in investment in penny stocks;

•	All compensation received by the broker-dealer in connection with the transaction;

•	Current quotation prices and other relevant market data; and

•	Monthly account statements reflecting the fair market value of the securities.

These rules also require that a broker-dealer obtain financial and other information from a customer, determine that transactions in penny stocks are suitable for such customer and deliver a written statement to such customer setting forth the basis for this determination.

We cannot assure you that we will list our common stock on NASDAQ or any other national securities system or exchange.

We do not currently meet the initial listing standards of either of NASDAQ or the American Stock Exchange, and we cannot assure you that we will be able to qualify for and maintain a listing of our common stock on either of those markets or any other stock system or exchange in the future. Furthermore, in the case that our application is approved, there can be no assurance that trading of our common stock on such market will reach or maintain desired liquidity

Because we do not intend to pay any dividends on our common stock, purchases of our common stock may not be suited for investors seeking dividend income.

We do not currently anticipate declaring and paying dividends to our stockholders in the near future. It is our current intention to apply any net earnings in the foreseeable future to the internal needs of our business. Prospective investors seeking or needing dividend income or liquidity from our common stock should, therefore, not purchase our common stock. There can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

Securities analysts may not initiate coverage or continue to cover our common stock, and this may have a negative impact on our common stock’s market price.

A potential trading market for our common stock will depend, in part, on the research and reports that securities analysts publish about us and our business. We do not have any control over these analysts. Currently there is no coverage of our common stock and there is no guarantee that securities analysts will cover our common stock in the future. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is downgraded, our stock price would likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

2.          NETWORK CADENCE’S FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operation

This discussion updates our business plan for the balance of 2009 and the first six months of 2010. It also analyzes our financial condition at December 31, 2008 and compares it to our financial condition at December 31, 2007. This discussion and analysis should be read in conjunction with our audited financial statements for the years ended December 31, 2008 and 2007, including footnotes.

Overview

The Company provides transformation solutions to the telecommunications industry. The Company creates and implements functional architectural designs that solve the problems related to the high costs of integration for CSPs and has significant experience in creating and implementing functional architectural designs that solve the problems related to the high costs of integration. Through its SLM methodology, the Company enables CSPs to dramatically improve performance in deploying new services while reducing their highly burdened operation costs.

On August 31, 2009, we closed the Share Exchange pursuant to which we acquired all of the membership interest in Network Cadence in exchange for the issuance of 10,580,000 shares of our common stock to the sole member of Network Cadence. Upon the closing of the transaction, Network Cadence became our wholly-owned subsidiary.

Liquidity and Capital Resources

As of December 31, 2008, we had a working capital balance of $2,270,510, consisting of current assets of $2,335,000 and current liabilities of $64,490. This represents an increase of $712,441 from the working capital balance of $1,558,069 at December 31, 2007. Our current assets consist primarily of cash, which is deposited in short term, interest bearing accounts, and accounts receivable. We have historically relied on normal operations to fund our operations. As of December 31, 2008, we did not have any outstanding debt. We believe that we will continue to fund our future working capital requirements through cash flow from operations. However, we may consider debt financing as required by our business strategy.

Net cash from operating activities during the year ended December 31, 2008 was $2,660,483, compared to $460,830 during the comparable period of 2007, an increase of $2,199,654. Net cash used in investing activities, consisting primarily of capital expenditures, for the year ended December 31, 2008 was $57,730, compared to $73,783 for year ended December 31, 2007. Our capital expenditures consist mainly of office and computer equipment. Net cash used in financing activities for the year ended December 31, 2008 was $1,820,000, consisting of distributions to the members. No distributions were made during the year ended December 31, 2007. Cash and equivalents increased to $1,439,766 as of December 31, 2008, from $657,013 as of December 31, 2007, a net increase in cash of $782,752. The increase is driven by the increase in operating profit.

Results of Operations for Network Cadence – Year ended December 31, 2008 Compared to Year ended December 31, 2007

For the year ended December 31, 2008, we reported net income of $2,563,402, compared to net income of $1,329,228 for the year ended December 31, 2007 driven by increased revenue at our major customer.

Revenue for the year ended December 31, 2008 was $7,147,618, compared to $4,345,331 for the year ended December 31, 2007, an increase of $2,802,287 or 64%. This increase is driven by growth at our major customer in 2008.

Total costs and expenses in the year ended December 31, 2008 were $4,616,800 compared to $3,011,448 in the comparable period of 2007, an increase of $1,605,351 or 53%. The additional expenditures reflect the overall growth in our business across cost of goods sold and operating expenses. Cost of goods sold, which consists mainly of wage related expenses and travel expenses, increased $758,378 from $2,615,505 for the year ended December 31, 2007 to $3,373,883 for the year ended December 31, 2008. This increase is due to the expansion of revenue and direct costs associated with the revenue growth.

Operating expenses for year ended December 31, 2008 increased to $1,242,916 compared to $395,543 during the comparable period in 2007, a difference of $846,973 or 214%. The biggest component of operating expenses is salary and wages, which increased from $73,070 in 2007 to $465,319 in 2008. Other line items that increased significantly were marketing expenses, which increased to $248,517 for the year ended December 31, 2008, compared to $13,569 for the year ended December 31, 2007 and rent expense which increased from $103,245 in 2007 to $137,222 in 2008.

During the years ended December 31, 2008 and December 31, 2007, we did not grant any shares of common stock as compensation.

Interest income for the year ended December 31, 2008 increased to $32,155 compared to $0 for the comparable period of 2007.

Results of Operations for Network Cadence – Six Months ended June 30, 2009 Compared to Six Months ended June 30, 2008

For the six months ended June 30, 2009, we reported net income of $1,179,540, compared to net income of $1,138,523 for the six months ended June 30, 2008 driven by increased revenue at our major customer.

Revenue for the six months ended June 30, 2009 was $4,445,989, compared to $3,155,354 for the six months ended June 30, 2008, an increase of $1,290,635 or 41%. This increase is driven by growth at our major customer in 2008.

Total costs and expenses in the six months ended June 30, 2009 were $3,256,104 compared to $2,035,318 in the comparable period of 2007, an increase of $1,220,786 or 60%. The additional expenditures reflect the overall growth in our business across cost of goods sold and operating expenses. Cost of goods sold, which consists mainly of wage related expenses and travel expenses, increased $681,932 from $1,463,299 for the six months ended June 30, 2008 to $2,145,231 for the six months ended June 30, 2009. This increase is due to the expansion of revenue and direct costs associated with the revenue growth.

Operating expenses for six months ended June 30, 2009 increased to $1,110,874 compared to $572,020 during the comparable period in 2007, a difference of $538,854 or 94%. The biggest component of operating expenses is salary and wages, which increased from $222,595 in 2008 to $515,140 in 2009. Other line items that increased significantly were marketing expenses, which increased to $285,799 for the six months ended June 30, 2009, compared to $84,808 for the six months ended June 30, 2008 and rent expense which increased from $61,952 in 2008 to $72,898 in 2009.

During the six months ended June 30, 2009, we did not grant any shares of common stock as compensation.

Off-Balance Sheet Arrangements

As of and subsequent to December 31, 2008, we have no off-balance sheet arrangements.

Critical Accounting Policies

Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“US GAAP”) requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Management routinely makes judgments and estimates about the effects of matters that are inherently uncertain. Management bases its estimates on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Estimates and assumptions are revised periodically and the effects of revisions are reflected in the financial statements in the period it is determined to be necessary. Actual results could differ from these estimates.

We believe that application of the following accounting policies, which are critical to our financial position and results of operations, requires significant judgments and estimates on the part of management.

Recent Accounting Pronouncements

We monitor pronouncements issued by the various authoritative sources that serve to define and clarify US GAAP, including statements issued by the Financial Accounting Standards Board (“FASB”), the Securities and Exchange Commission, (“SEC”), and the Emerging Issues Task Force (“EITF”), among others.

In December 2007 the FASB issued SFAS No. 141 (revised 2007), “Business Combinations,” (“SFAS 141R”). This statement replaces FAS No. 141, which was effective July 1, 2001. The statement provides guidance for how the acquirer recognizes and measures the identifiable assets acquired, liabilities assumed and any non-controlling interest in the acquiree. SFAS 141R provides for how the acquirer recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase. The statement provides for disclosures to enable users to be able to evaluate the nature and financial effects of the business combination. The provisions of SFAS 141R are effective for the first annual reporting period beginning on or after December 15, 2008, and must be applied prospectively to business combinations completed after that date. Early adoption is prohibited. Management is currently evaluating the impact of adopting this statement.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements,” (“SFAS 160”), which becomes effective for annual periods beginning after December 15, 2008. This standard establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. Management is currently evaluating the impact of adopting this statement.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an Amendment of FASB Statement No. 133,” (“SFAS 161”), which becomes effective for periods beginning after November 15, 2008. This standard changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Management is currently evaluating the impact of adopting this statement.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles,” (“SFAS 162”) which identifies the sources of accounting and the framework for selecting the principles to be used in the preparation of financial statements that are presented in conformity with US GAAP. SFAS 162 will be effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles”. Management does not expect this statement to change any of our existing accounting principles.

There were various other accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our consolidated financial position, operations or cash flows.

3.          PROPERTIES

Our principal address is 6560 South Greenwood Plaza Boulevard, Number 400, Englewood, Colorado, 80111. We currently lease approximately 10,000 square feet of office space. Our lease expires in April 2010.

4.          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our common stock constitutes our only voting securities. As of August 31, 2009, we had 11,500,000 shares of common stock issued and outstanding. Since inception, the Company has not issued any preferred shares.

The following table set forth as of August 31, 2009 the beneficial ownership of our common stock by (a) each person or group of persons known to us to beneficially own more than 5% of our outstanding shares of common stock, (b) each of our directors and named executive officers and (c) all of our directors and named executive officers as a group. None of the fore-going persons hold any shares of our preferred stock.

Except as indicated in the footnotes to the table below, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act.

Name of beneficial owner	Amount and nature of beneficial ownership	Percent of common stock outstanding

Directors and executive officers
John McCawley (1)	10,580,000	92.00%

All named executive officers and directors as a group (6 persons)	10,580,000	92.00%

5% stockholders
John McCawley (1)	10,580,000	92.00%

(1)	Mr. McCawley is a director and our President and Chief Executive Officer.

5.          DIRECTORS AND EXECUTIVE OFFICERS

Identity and Background of Our Directors and Executive Officers

The following table sets forth certain information about our directors and executive officers presented as of the date of this Current Report on Form 8-K.

Name	Age	Position

Mr. John McCawley	43	President, Chief Executive Officer and Director
Mr. Mark Faris	54	Executive Vice President – Business Development, Chairman of the Board and Director
Mr. Jim Buckley	48	Chief Financial Officer
Mr. Mike Cookson	47	Chief Operating Officer
Mr. Bill Perkins	42	Vice President of Service Delivery
Ms. Lynn Schlemeyer	51	Vice President of Marketing and Investor Relations

Mr. John McCawley has been President, Chief Executive Officer and Director of Network Cadence since August 31, 2009. He co-founded Network Cadence in March 2006 and has more than 12 years of experience as software developer, designer and architect for projects in the areas of Finance and Telecommunications. Prior to Network Cadence, Mr. McCawley was Founder and President of GatheringPoint Networks, a national VoIP reseller. Mr. McCawley was also Founder and Senior Partner for Parocon Consulting Group, where he successfully developed a national IT consulting firm whose clients includes Fortune 500 clients such as SprintPCS, Echostar, Qwest and Level(3). Mr. McCawley received his MS in Information Systems from the University of Colorado at Denver and holds a BS in Finance and Economics from the University of Wyoming.

Mr. Mark Faris, our Executive Vice President – Business Development, Chairman of the Board and Director, joined Network Cadence in February of 2009. Prior to joining Network Cadence, from January 2007 to March 2009, Mr. Faris was a Partner at Invisible Towers, a US wireless tower provider. Prior to his work with Invisible Towers, from September 2005 to January 2007, Mr. Faris served as the Chief Operating Officer for Mobile Satellite Ventures, a hybrid satellite and terrestrial communications provider. Prior to his time at Mobile Satellite Ventures, from April 2001 to September 2005, Mr. Faris served as a Senior Vice President of Network Services for XO Communications, a leading provider of voice, data, VoIP management services. Mr. Faris is a veteran of the telecommunications industry who has worked for both large corporate entities and small entrepreneurial ventures over a 30 year period. Mr. Faris spent 24 years with Southwestern Bell Telephone Company (now AT&T Corporation) in a wide variety of assignments including time as Vice President-Engineering/Operations. He has also served as President and Chief Operating Officer of BlueStar Communications, Chief Operating Officer for Gemini Networks. Mr. Faris received his BBA in Business from Texas Tech and is a graduate of the Yale University Executive Management Program.

Mr. Jim Buckley has been our Chief Financial Officer since August 2009. He has over 25 years of diverse financial experience in corporate and operational finance, business development and strategy. His industry focus has been in cable and telecommunications. Since October 2008, Mr. Buckley has provided contract Finance and CFO services across several industries. In 2008, Mr. Buckley served as Vice President – Strategy for Qwest Communications with a focus on long range planning and strategic intiatives within the company. From February 2003 to July 2006, Mr. Buckley served as Vice President-Finance at Adelphia Communications. He has worked for Fortune 100 companies (MediaOne and U S WEST) as well as startup ventures in technology and media. Jim is also a CPA and began his career at Coopers & Lybrand. Mr. Buckley received his MS in Management from Purdue University and his BS in Accounting from the University of Colorado at Boulder. Mr. Buckley is employed on a consulting basis and does not devote his full time to Network Cadence

Mr. Cookson joined Network Cadence in August 2007. Mr. Cookson has more than 25 years of operational experience in Fortune 10, mid-size, and start-up technology organizations. From February 1, 2004 through August 1, 2007, Mr. Cookson held a variety of Director-level positions at Ariba (ARBA), the leading provider of Spend Management Solutions, including responsibilities in Global Processes and Planning and in leading the program to transform operational processes from a CD-based solution to a new Software-as-a-Service offering. Prior to that Mr. Cookson was Director of IT and Strategic Alliances at Alliente, a divesture of Hewlett Packard and Agilent Technologies. Mr. Cookson’s operational responsibilities also include over 16 years of experience at Hewlett Packard (HP) and Agilent Technologies (A) in a variety of managerial roles including Section Manager of Indirect Procurement Systems and Processes, Global Manager for SAP Infrastructure, and Americas SAP Finance Program Manager. Mr. Cookson received his BS in Business with a concentration in Information Systems from Colorado State University in 1984.

Mr. Bill Perkins joined Network Cadence in May 2007. From May 2006 to May 2007, he worked as a consultant to Network Cadence. He has over 20 years of software development experience, and has developed software and integrations for many Tier 1 communication service providers. Mr. Perkins was founder of Wisdomation, a software development consultancy specializing in telecommunications. He lead and developed systems in order management, provisioning, and service creation for companies such as Sprint, Level(3), Capital One and HP. Mr. Perkins was employed as Director at Level (3) Communications, where he spearheaded and developed a SOA based services layer that significantly increased functionality, data quality, and reduced development and support costs. Mr. Perkins founded HomeFlyers Inc., a technology driven advertising company where his roles ranged from software development to business expansion. Mr. Perkins received his MS in Computer Science from the University of Tennessee and holds a BS in Computer Science with a minor in Economics from the Central Connecticut State University.

Ms. Lynn Schlemeyer has been our Vice President of Marketing and Investor Relations since August, 2009. She has over 25 years of diverse marketing experience ranging from all aspects of corporate marketing to non-profit marketing. Ms. Schlemeyer began her career at Texas Instruments as a product manager. In 1985, Ms. Schlemeyer took a position at Compaq Computer Corporation as the product manager of the 2nd generation, Compaq Portable II. She remained at Compaq for 16 years performing a number of marketing roles including VP PC Products, North America, and Vice President of Global CRM (Customer Relations Marketing). Most recently, Ms. Schlemeyer worked for former President George H.W. Bush at his office in Houston, a role which she obtained following Hurricane Katrina in 2005 to help coordinate the Bush-Clinton Katrina Fund. Since 1998, she has served on the Bush School Advisory Board at Texas A&M and currently serves on the Advisory Board of the Hankamer School of Business at Baylor University. Ms. Schlemeyer received her MBA degree with a concentration in Marketing from the University of Arizona in Tucson and her BA in English Literature from Baylor University in Waco, TX.

Family Relationships

Mike Cookson, our Chief Operating Officer, and Lynn Schlemeyer, our Vice President of Marketing and Investor Relations, are husband and wife.

6.          EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding annual and long-term compensation with respect to our fiscal years ended December 31, 2007 and December 31, 2008, paid or accrued by us to or on behalf of those persons who were, during the fiscal year ended December 31, 2007 or December 31, 2007, our principal executive officer and our three most highly compensated executive officers serving as such as of December 31, 2008 whose compensation was in excess of $100,000. We also refer to these individuals herein as our “named executive officers.”

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualifying deferred compensation earnings ($)	All other compensation ($)	Total ($)

John McCawley, President, Chief Executive Officer, Director	2008 2007	240,000 240,000	— —	— —	— —	— —	— —	— —	240,000 240,000

Mark Faris, Executive Vice President - Business Development, Chairman of the Board, Director	2008 2007	— —	— —	— —	— —	— —	— —	— —	— —

Jim Buckley, Chief Financial Officer	2008 2007	10,000 0	— —	— —	— —	— —	— —	— —	10,000 —

Mike Cookson, Chief Operating Officer	2008 2007	156,356 51,664	7,000 10,000	— —	— —	— —	— —	— —	163,356 61,664

Bill Perkins, Vice President - Service Delivery	2008 2007	163,417 101,250	11,000 10,000	— —	— —	— —	— —	— —	174,417 111,250

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

We currently do not have any employment contracts, or termination of employment and change-in-control arrangements with our named executive officers.

Director Compensation

Our directors do not receive equity or cash compensation for serving as director.

7.          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transaction

We have not adopted formal policies and procedures for the review, approval or ratification of related party transactions with our executive officers, directors or significant stockholders. However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof.

On May 26, 2009, the membership interests of Pat Burke and Ann Burke totaling 51% of the company were purchased by Network Cadence. The aggregate purchase price was $3,609,244 which was comprised of $661,977 in cash, $2,800,000 in promissory notes, $123,000 in property, and $24,267 estimated value in future health insurance benefits for the two members. The note is being repaid in 10 equal quarterly installments of $280,000 beginning August 31, 2009 with a maturity date of November 30, 2011. The note bears interest at Prime plus 4%.

Director Independence

Presently, we are not required to have independent directors. Our directors, John McCawley and Mark Faris, are not independent. If we ever become a listed issuer whose securities are listed on a national securities exchange or on an automated inter-dealer quotation system of a national securities association, which has independent director requirements, we intend to comply with all applicable requirements relating to director independence.

8.          LEGAL PROCEEDINGS

We are not a party to any pending material legal proceedings and are not aware of any threatened or contemplated proceeding by any governmental authority against us.

9.          MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

Market Information

No public market currently exists for shares of our common stock.

Options, Warrants, Convertible Securities, Rule 144 Sales, Registered Securities and Public Offering

We estimate that stockholders holding approximately 20,000 shares of our common stock are currently eligible to sell their shares without restrictions. Provided that all applicable Rule 144 conditions are satisfied, we believe that stockholders holding approximately 900,000 shares of our common stock are eligible to sell their shares as early as November 30, 2009.

Holders

As of August 31, 2009, a total of 11,500,000 shares of our common stock were outstanding, owned by 28 individuals.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts as the board of directors deems relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

10.         RECENT SALES OF UNREGISTERED SECURITIES

Upon incorporation in July 2007, we issued 450,000 shares for $12,500 cash to Gary A. Agron and 450,000 shares for $12,500 cash to Jennifer Frenkel. The securities were sold in a private transaction, without registration in reliance on the exemption provided by Section 4(2) of the Securities Act. The investors had a pre-existing relationship with the Registrant and had access to all material information pertaining to the Registrant and its financial condition. No broker was involved and no commissions were paid in the transaction. The stock certificates were issued with the appropriate restrictive legend prohibiting resale except under certain circumstances.

In November and December 2007, we issued 20,000 shares for $20,000 cash to a group of 25 individuals. The securities were sold in a private transaction, without registration in reliance on the exemption provided by Section 4(2) of the Securities Act. The investors had a pre-existing relationship with the Registrant and had access to all material information pertaining to the Registrant and its financial condition. No broker was involved and no commissions were paid in the transaction. The stock certificates were issued with the appropriate restrictive legend prohibiting resale except under certain circumstances.

On August 31, 2009, we issued 10,580,000 shares of common stock to John McCawley, our President, Chief Executive Officer and director in connection with the Share Exchange. The securities were issued in a private transaction, without registration in reliance on the exemption provided by Section 4(2) of the Securities Act. The investors had a pre-existing relationship with the Registrant and had access to all material information pertaining to the Registrant and its financial condition. No broker was involved and no commissions were paid in the transaction. The stock certificates were issued with the appropriate restrictive legend prohibiting resale except under certain circumstances.

11.         DESCRIPTION OF SECURITIES

The following description of our capital stock is derived from our Articles of Incorporation and Bylaws as well as relevant provisions of applicable law.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of August 31, 2009, there were 11,500,000 shares of our common stock outstanding held by 28 shareholders. Since inception, we have not issued any preferred shares.

Description of Common Stock

We are authorized to issue up to 100,000,000 shares of common stock with a par value of $.001. As of the date of this prospectus, there are 11,500,000 shares of common stock issued and outstanding.

The holders of common stock are entitled to one vote per share on each matter submitted to a vote of shareholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is validly issued, fully paid and non-assessable.

Dividend

We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock with a par value of $.001. The preferred stock may be issued in series from time to time with such designation, rights, preferences and limitations as our board of directors may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters as may be determined by our board of directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any) and voting rights. As of the date of this Report on Form 8-K, there are no shares of preferred stock issued and outstanding.

Transfer Agent

We do not have a transfer agent.

12.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the company shall have any liability to the company or its shareholders for monetary damages. The Nevada Revised Statutes provide that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its shareholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The company’s charter and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Nevada Revised Business Corporations Act and that the company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Network Cadence, Inc. However, nothing in our charter or bylaws of the company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

13.         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements on accounting and financial disclosures nor any change in accountants since our inception on July 19, 2007.

14.         FINANCIAL STATEMENTS AND EXHIBITS

See Item 9.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See Section 10 of Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

See Item 2.01 of this Current Report on Form 8-K, generally, and Sections 1, 4 and 10 of Item 2.01 of this Current Report on Form 8-K specifically, which are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See the information under the caption “Capital Structure and Ownership after Closing of the Share Exchange and the Financing” and Sections 5 and 6 of Item 2.01 of this Current Report on Form 8-K, which are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following completion of the Share Exchange, we filed an amendment to our articles of incorporation changing our name to “Network Cadence, Inc.” The name change was effective on August 31, 2009.

Item 9.01 Financial Statements and Exhibits

(a)          Financial statements of business acquired

Network Cadence and Subsidiaries Consolidated Financial Statements for the years ended December 31, 2008 and 2007 are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(b)          Exhibits

Exhibit #	Description	Reference

2.1	Share Exchange Agreement by and among Sage Interactive, Inc., Cadence II, LLC and John McCawley dated as of August 31, 2009	Attached herewith

3.1	Articles of Incorporation for Sage Interactive, Inc.	Incorporated by reference as Exhibit 3.1 from Sage’s Form 10SB filed October 30, 2007

3.2	Amended Articles of Incorporation for Sage Interactive, Inc. changing the name to Network Cadence, Inc. dated as of August 31, 2009.	Attached herewith

3.3	Bylaws of Sage Interactive, Inc.	Incorporated by reference as Exhibit 3.2 from Sage’s Form 10SB filed October 30, 2007

10.1	Services Agreement by and between Mobile Satellite Ventures LP and Cadence LLC, dated as of May 26, 2006, as amended.	Attached herewith

10.2	Purchase Agreement by and among Cadence II, LLC, Pat Burke and Ann Burke dated as of May 26, 2009	Attached herewith

10.3	Promissory Note dated of May 26, 2009 by Cadence II, LLC	Attached herewith

23.1	Auditor Consent Letter	Attached herewith

99.1	Proforma Balance Sheet and Statement of Operations of Network Cadence, Inc.	Attached herewith

99.2	Audited Financials of Cadence II, LLC	Attached herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK CADENCE INC.

Date: August 31, 2009	By:	/s/ John McCawley

John McCawley
Chief Executive Officer

Exhibit Index

Exhibit #	Description	Reference

2.1	Share Exchange Agreement by and among Sage Interactive, Inc., Cadence II, LLC and John McCawley dated as of August 31, 2009	Attached herewith

3.1	Articles of Incorporation for Sage Interactive, Inc.	Incorporated by reference as Exhibit 3.1 from Sage’s Form 10SB filed October 30, 2007

3.2	Amended Articles of Incorporation for Sage Interactive, Inc. changing the name to Network Cadence, Inc. dated as of August 31, 2009.	Attached herewith

3.3	Bylaws of Sage Interactive, Inc.	Incorporated by reference as Exhibit 3.2 from Sage’s Form 10SB filed October 30, 2007

10.1	Services Agreement by and between Mobile Satellite Ventures LP and Cadence LLC, dated as of May 26, 2006, as amended.	Attached herewith

10.2	Purchase Agreement by and among Cadence II, LLC, Pat Burke and Ann Burke dated as of May 26, 2009	Attached herewith

10.3	Promissory Note dated of May 26, 2009 by Cadence II, LLC	Attached herewith

23.1	Auditor Consent Letter	Attached herewith

99.1	Proforma Balance Sheet and Statement of Operations of Network Cadence, Inc.	Attached herewith

99.2	Audited Financials of Cadence II, LLC	Attached herewith